BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT

                                     between

                               THE BOEING COMPANY

                                       and

                         WESTERN PACIFIC AIRLINES, INC.





                   Exhibit E to Purchase Agreement Number 1947




P.A. No. 1947                          E
K/WPA

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                  BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT

                                      Dated

                                   Relating to

                            BOEING MODEL 737 AIRCRAFT





                  This Buyer Furnished Equipment Provisions Document is Exhibit E to and forms a part of Purchase Agreement No. 1947, between The Boeing Company (Boeing) and Western Pacific Airlines, Inc. (Buyer) relating to the purchase of Boeing Model 737-300 aircraft.



P.A. No. 1947                          E
K/WPA                                 (I)


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BUYER FURNISHED EQUIPMENT PROVISIONS DOCUMENT


1.       General.


         Certain equipment to be installed in the Aircraft is furnished to Boeing by Buyer at Buyer's expense. This equipment is designated "Buyer Furnished Equipment" (BFE) and is listed in the Detail Specification. On or before October 1, 1996, Boeing will provide to Buyer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in sequence installation of BFE. For planning purposes, a preliminary BFE on-dock schedule is set forth in the attachment to this Exhibit.


2.       Supplier Selection.

         Buyer will:

         2.1 Select and notify Boeing of the suppliers of the following BFE items by the following dates:

                  Galley System

                  Complete


                  Seats (passenger)

                  Complete


         2.2 Meet with Boeing and such selected BFE suppliers promptly after such selection to:

                  2.2.1 complete BFE configuration design requirements for such BFE; and

                  2.2.2  confirm   technical  data   submittal  dates  for   BFE
certification.

3.       Buyer's Obligations.

         Buyer will:

         3.1      comply   with  and  cause  the  supplier  to  comply  with the
provisions of the BFE Document or BFE Report;

                  3.1.1 deliver technical data (in English) to Boeing as required to support installation and FAA certification in accordance with the schedule provided by Boeing or as mutually agreed upon during the BFE meeting referred to above;


P.A. No. 1947                          E-1
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                  3.1.2 deliver BFE including  production and/or flight training spares to Boeing in accordance with the quantities and schedule provided therein; and

                  3.1.3 deliver appropriate quality assurance documentation to Boeing as required with each BFE part (D6-56586, "BFE Product Acceptance Requirements");

         3.2 authorize Boeing to discuss all details of the BFE directly with the BFE suppliers;

         3.3 authorize Boeing to conduct or delegate to the supplier quality source inspection and supplier hardware acceptance of BFE at the supplier location;

                  3.3.1  require  supplier's  contractual  compliance  to Boeing
defined  source   inspection  and  supplier   delegation   programs,   including
availability of adequate facilities for Boeing resident personnel; and

                  3.3.2  assure  that   Boeing  identified   supplier's  quality
systems be approved to Boeing document D1-9000;

         3.4 rovide necessary field service representation at Boeing's facilities to support Boeing on all issues related to the installation and certification of BFE;

         3.5 deal directly with all BFE suppliers to obtain overhaul data, provisioning data, related product support documentation and any warranty provisions applicable to the BFE;

         3.6 work closely with Boeing and the BFE suppliers to resolve any difficulties, including defective equipment, that arise;

         3.7 be responsible for modifying, adjusting and/or calibrating BFE as required for FAA approval and for all related expenses;

         3.8 warrant that the BFE will meet the requirements of the Detail Specification; and

         3.9 be responsible for providing equipment which is FAA certifiable at time of Aircraft delivery, or for obtaining waivers from the applicable regulatory agency for non-FAA certifiable equipment.

4.       Boeing's Obligations.

         Other than as set forth below, Boeing will provide for the installation of and install the BFE and obtain certification of the Aircraft with the BFE installed.


P.A. No. 1947                          E-2
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5.       Nonperformance by Buyer.

         If Buyer's nonperformance of obligations in this Exhibit or in the BFE Document causes a delay in the delivery of the Aircraft or causes Boeing to perform out-of-sequence or additional work, Buyer will reimburse Boeing for all resulting expenses and be deemed to have agreed to any such delay in Aircraft delivery. In addition Boeing will have the right to:

         5.1 rovide and install specified equipment or suitable alternate equipment and increase the price of the Aircraft accordingly; and/or

         5.2      deliver the Aircraft to Buyer without the BFE installed.

6.       Return of Equipment.

         BFE not installed in the Aircraft will be returned to Buyer in accordance with Buyer's instructions and at Buyer's expense.

7.       Title and Risk of Loss.

         Title to and risk of loss of BFE will at all times remain with Buyer or other owner. Boeing will have only such liability for BFE as a bailee for mutual benefit would have, but will not be liable for loss of use.

8.       Indemnification of Boeing.

         Buyer hereby indemnifies and holds harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Buyer but not employees of Boeing, or for loss of or damage to any property, including any Aircraft, arising out of or in any way connected with any nonconformance or defect in any BFE and whether or not arising in tort or occasioned in whole or in part by the active, passive or imputed negligence of Boeing. This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's installation of the BFE.

9.       Patent Indemnity.

         Buyer hereby indemnifies and holds harmless Boeing from and against all claims, suits, actions, liabilities, damages and costs arising out of any actual or alleged infringement of any patent or other intellectual property rights by BFE or arising out of the installation, sale or use of BFE by Boeing.



P.A. No. 1947                          E-3
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10.      Definitions.

         For the purposes of the above indemnities, the term "Boeing" includes The Boeing Company, its divisions, subsidiaries and affiliates, the assignees of each, and their directors, officers, employees and agents.



P.A. No. 1947                          E-4
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Attachment A to
Exhibit E



                             BOEING MODEL + AIRCRAFT


Item                                             Preliminary On-Dock Dates



                                             May 1997                   May 1997

                                             Aircraft                   Aircraft
                                             --------                   --------
Seats                                        3/14/97                    3/18/97

Galleys                                      3/10/97                    3/12/97

Electronics                                  3/ 5/97                    3/ 5/97

Furnishings                                  3/ 3/97                    3/ 7/97



P.A. No. 1947                          E
K/WPA                                 A-1



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